NEWS RELEASE

EVEREST RE GROUP, LTD.

Seon Place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Contacts:

Media: Dane Lopes                                                                            Investors: Jon Levenson

Group Head of Marketing & Communications                                  Head of Investor Relations

Everest Global Services, Inc.                                                              Everest Global Services, Inc.

203.388.3977                                                                                      908.604.3169

Everest Re Group Reports Second Quarter 2020 Results

•        Shareholders’ equity increased to a record $9.3 billion, with book value per share of $232.32, up 3.8% compared to $223.85 at year-end 2019.

•        Gross written premium of $2.4 billion, reflecting growth of 9.4% (10.7% excluding the impact of foreign exchange).

•        Strong renewal rate change in Everest Insurance, up 18% excluding workers’ compensation and up over 12% including workers’ compensation.

•        Combined ratio of 97.5% and $50.9 million of underwriting income, inclusive of $160 million of Covid-19 Pandemic (“Pandemic”) losses and $15 million of catastrophe losses.

•        Attritional combined ratio excluding the Pandemic impacts improved to 88.5% vs. 88.6% in the same period last year.

•        Net income of $190.9 million, net operating income of $82.9 million.

HAMILTON, Bermuda -- (BUSINESS WIRE) – August 5, 2020 – Everest Re Group, Ltd. (“Everest” or the “Company”) today reported that for the three months ended June 30, 2020, net income was $190.9 million, or $4.77 per diluted common share, compared to net income of $332.9 million, or $8.15 per diluted common share, for the three months ended June 30, 2019. After-tax operating income¹ for the quarter was $82.9 million, or $2.07 per diluted common share, compared to after-tax operating income¹ of $320.9 million, or $7.85 per diluted common share, for the same period in 2019.

Everest Re Group President & CEO Juan C. Andrade commented: “Despite the current challenging and uncertain public health, economic, and social environment, Everest reported another solid quarter and first half of 2020 results.  Our ability to successfully leverage our capital position, our global platform, and our success in executing against our objectives - even under adverse conditions - drive our results.  Our people continue to demonstrate the passion and resilience to differentiate Everest and deliver value to our customers. We have strong forward momentum across our Reinsurance and Insurance Segments.

Turning to the Company’s results, Everest wrote nearly $2.4 billion in gross written premiums for the quarter, an increase of 9.4% as compared to a year ago, 10.7% excluding the impact of foreign exchange. Our Reinsurance Segment (“Reinsurance”) grew 9.1% while the Insurance Segment (“Insurance”) was up 9.8% (11.0% and 10.0% respectively excluding the impact of foreign exchange). In Reinsurance, we continue to see excellent opportunities in several areas such as facultative risk, property and in certain territories including the US, Canada, Latin America and Asia, with an overall environment that gives us the opportunity to better shape our book towards deals with much better terms and pricing. In Insurance, the main growth drivers were continued strength in the Excess & Surplus business, strong and widespread rate momentum (excluding workers compensation up 18% and up over 12% including workers compensation) and high renewal retention across all of our businesses.

Insurance written rate also continues to exceed loss trend across our core P&C lines of business.

Our combined ratio for the quarter was 97.5%, 95.4% for Reinsurance and 103.4% for Insurance, resulting in $50.9 million of underwriting income and highlighting the underlying strength and sustainable profitability of the franchise. These results include $160 million in net pre-tax losses related to the Covid-19 Pandemic (“Pandemic”), attributed $130 million to Reinsurance and $30 million to Insurance.  The Company also recorded $15 million of catastrophe losses from civil unrest in the United States. The attritional combined ratio excluding Pandemic impacts was 88.5%, 86.7% for Reinsurance and 93.7% for Insurance.

Our balance sheet and capital position remain a fundamental source of strength for Everest. This quarter reported record shareholder’s equity of $9.3 billion; combined with our low financial leverage and top tier ratings we have more than ample capital to take advantage of current and future opportunities in the global reinsurance and insurance market.”

Other operating highlights for the second quarter of 2020 included the following:

  Net written premium of $2.0 billion reflecting growth of 13.1%
  Cash flow from operations was $598.6 million for the quarter compared to $393.7 million for 2019.
  Net investment income of $38.1 million for the quarter including limited partnership losses of ($88.3) million.  Note that net investment income from limited partnerships is generally subject to a quarterly reporting lag, which indicates that limited partnership losses in the first quarter of 2020 are reflected in our net investment income for the second quarter of 2020.
  Net after-tax realized gains amounted to $150.5 million for the quarter, while net after-tax unrealized gains were $544.5 million for the quarter.
  Shareholders’ equity at quarter end was $9.3 billion vs. $9.1 billion at year end 2019.
  The Company has paid $61.9 million in common share dividends during the quarter and $125.2 million thus far in 2020.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market and investment income fluctuations, trends in insured and paid losses, catastrophes, pandemic, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Everest Re Group, Ltd.

Everest Re Group, Ltd. (“Everest”) is a leading global provider of reinsurance and insurance, operating for close to 50 years through subsidiaries in the U.S., Europe, Singapore, Canada, Bermuda and other territories.

Everest offers property, casualty, and specialty products through its various operating affiliates located in key markets around the world.

Everest common stock (NYSE:RE) is a component of the S&P 500 index.

Additional information about Everest, our people, and our products can be found on our website at www.everestre.com. All issuing companies may not do business in all jurisdictions.

A conference call discussing the second quarter results will be held at 10:30 a.m. Eastern Time on August 6, 2020. The call will be available on the Internet through the Company’s web site at everestre.com/investors.

Additional information about Everest, our people, and our products can be found on our website at www.everestre.com. All issuing companies may not do business in all jurisdictions.

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results.  The supplemental information is located at www.everestre.com in the “Financial Reports” section of the “Investor Center”.  The supplemental financial information may also be obtained by contacting the Company directly.

_______________________________________________

1 The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses) and after-tax net foreign exchange income (expense) as the following reconciliation displays:

	Three Months Ended June 30,				Six Months Ended June 30,

(Dollars in thousands, except per share amounts)	2020		2019		2020		2019

	(unaudited)				(unaudited)

		Per Diluted		Per Diluted		Per Diluted		Per Diluted
		Common		Common		Common		Common
	Amount	Share	Amount	Share	Amount	Share	Amount	Share

Net income (loss)	$190,880	$4.77	$332,868	$8.15	$207,492	$5.13	$687,419	$16.82
After-tax net realized capital gains (losses)	150,519	3.76	25,994	0.64	(21,844)	(0.54)	99,899	2.44
After-tax net foreign exchange income (expense)	(42,528)	(1.06)	(13,988)	(0.34)	(17,924)	(0.44)	(15,710)	(0.38)

After-tax operating income (loss)	$82,889	$2.07	$320,862	$7.85	$247,260	$6.12	$603,230	$14.76

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) and net foreign exchange income (expense) are an integral part of the Company’s insurance operations, the determination of net realized capital gains (losses) and foreign exchange income (expense) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) and net foreign exchange income (expense) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share amounts)	2020	2019	2020	2019
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$2,042,405	$1,817,299	$4,079,219	$3,549,996
Net investment income	38,083	179,028	185,883	320,004
Net realized capital gains (losses):
Credit allowances on fixed maturity securities	(4,063)	-	(25,837)	-
Other-than-temporary impairments on fixed maturity securities	-	(5,157)	-	(8,090)
Other net realized capital gains (losses)	188,711	35,429	(103)	130,594
Total net realized capital gains (losses)	184,648	30,272	(25,940)	122,504
Net derivative gain (loss)	11,869	353	(3,504)	3,584
Other income (expense)	(32,490)	(18,225)	(9,127)	(21,525)
Total revenues	2,244,515	2,008,727	4,226,531	3,974,563

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	1,407,016	1,094,630	2,837,856	2,143,180
Commission, brokerage, taxes and fees	466,316	420,950	914,838	810,424
Other underwriting expenses	118,130	104,833	246,990	203,818
Corporate expenses	8,733	7,535	18,566	14,187
Interest, fees and bond issue cost amortization expense	7,253	8,434	14,836	16,065
Total claims and expenses	2,007,448	1,636,382	4,033,086	3,187,674

INCOME (LOSS) BEFORE TAXES	237,067	372,345	193,445	786,889
Income tax expense (benefit)	46,187	39,477	(14,047)	99,470

NET INCOME (LOSS)	$190,880	$332,868	$207,492	$687,419

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	551,753	197,759	272,354	430,824
Reclassification adjustment for realized losses (gains) included in net income (loss)	(7,257)	(1,869)	24,142	(3,691)
Total URA(D) on securities arising during the period	544,496	195,890	296,496	427,133

Foreign currency translation adjustments	20,586	(25,832)	(30,238)	(11,780)

Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	1,806	1,151	2,726	2,302
Total benefit plan net gain (loss) for the period	1,806	1,151	2,726	2,302
Total other comprehensive income (loss), net of tax	566,888	171,209	268,984	417,655

COMPREHENSIVE INCOME (LOSS)	$757,768	$504,077	$476,476	$1,105,074

EARNINGS PER COMMON SHARE:
Basic	$4.78	$8.17	$5.14	$16.88
Diluted	4.77	8.15	5.13	16.82

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(Dollars and share amounts in thousands, except par value per share)	2020	2019
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$17,055,259	$16,824,944
(amortized cost: 2020, $16,392,238; 2019, $16,473,491, credit allowances: 2020, $25,837; 2019, $0)
Fixed maturities - available for sale, at fair value	4,431	5,826
Equity securities, at fair value	949,170	931,457
Short-term investments (cost: 2020, $854,248; 2019, $414,639)	853,964	414,706
Other invested assets (cost: 2020, $1,816,373; 2019, $1,763,531)	1,816,373	1,763,531
Cash	922,479	808,036
Total investments and cash	21,601,676	20,748,500
Accrued investment income	120,387	116,804
Premiums receivable	2,484,271	2,259,088
Reinsurance receivables	1,852,887	1,763,471
Funds held by reinsureds	513,123	489,901
Deferred acquisition costs	578,210	581,863
Prepaid reinsurance premiums	464,206	445,716
Income taxes	294,333	305,711
Other assets	675,700	612,997
TOTAL ASSETS	$28,584,793	$27,324,051

LIABILITIES:
Reserve for losses and loss adjustment expenses	14,276,641	13,611,313
Future policy benefit reserve	40,659	42,592
Unearned premium reserve	3,190,174	3,056,735
Funds held under reinsurance treaties	11,876	10,668
Other net payable to reinsurers	369,761	291,660
Losses in course of payment	199,157	51,950
Senior notes due 6/1/2044	397,134	397,074
Long term notes due 5/1/2067	223,625	236,758
Accrued interest on debt and borrowings	2,368	2,878
Equity index put option liability	9,088	5,584
Unsettled securities payable	89,749	30,650
Other liabilities	488,262	453,264
Total liabilities	19,298,494	18,191,126

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200,000 shares authorized; (2020) 69,624
and (2019) 69,464 outstanding before treasury shares	696	694
Additional paid-in capital	2,225,993	2,219,660
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of $66,616 at 2020 and $30,996 at 2019	297,137	28,152
Treasury shares, at cost; 29,636 shares (2020) and 28,665 shares (2019)	(3,622,172)	(3,422,152)
Retained earnings	10,384,645	10,306,571
Total shareholders' equity	9,286,299	9,132,925
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$28,584,793	$27,324,051

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
(Dollars in thousands)	2020	2019
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$207,492	$687,419
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(252,609)	(174,583)
Decrease (increase) in funds held by reinsureds, net	(23,498)	(55,421)
Decrease (increase) in reinsurance receivables	(147,515)	(19,319)
Decrease (increase) in income taxes	(25,000)	180,126
Decrease (increase) in prepaid reinsurance premiums	(29,699)	(137,092)
Increase (decrease) in reserve for losses and loss adjustment expenses	800,816	155,096
Increase (decrease) in future policy benefit reserve	(1,933)	(1,648)
Increase (decrease) in unearned premiums	159,744	219,263
Increase (decrease) in other net payable to reinsurers	89,499	132,474
Increase (decrease) in losses in course of payment	147,427	35,738
Change in equity adjustments in limited partnerships	84,066	(57,031)
Distribution of limited partnership income	40,447	41,321
Change in other assets and liabilities, net	(10,313)	(60,820)
Non-cash compensation expense	19,175	17,171
Amortization of bond premium (accrual of bond discount)	20,547	13,321
Net realized capital (gains) losses	25,940	(122,504)
Net cash provided by (used in) operating activities	1,104,586	853,511

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	1,261,650	1,009,921
Proceeds from fixed maturities sold - available for sale, at market value	990,273	2,318,207
Proceeds from fixed maturities sold - available for sale, at fair value	-	2,706
Proceeds from equity securities sold, at fair value	213,185	149,233
Distributions from other invested assets	164,975	143,752
Cost of fixed maturities acquired - available for sale, at market value	(2,301,701)	(3,466,331)
Cost of equity securities acquired, at fair value	(224,086)	(229,070)
Cost of other invested assets acquired	(343,332)	(207,323)
Net change in short-term investments	(439,457)	(499,983)
Net change in unsettled securities transactions	49,504	88,531
Net cash provided by (used in) investing activities	(628,989)	(690,357)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period for share-based compensation, net of expense	(12,841)	(7,485)
Purchase of treasury shares	(200,019)	(24,604)
Dividends paid to shareholders	(125,205)	(114,136)
Cost of debt repurchase	(10,647)	-
Cost of shares withheld on settlements of share-based compensation awards	(14,141)	(11,748)
Net cash provided by (used in) financing activities	(362,853)	(157,973)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	1,699	91

Net increase (decrease) in cash	114,443	5,272
Cash, beginning of period	808,036	656,095
Cash, end of period	$922,479	$661,367

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$10,895	$(83,995)
Interest paid	14,992	15,984